SCHEDULE 13D
CUSIP No. 502160104

Exhibit 2

Item 5.	Interest in Securities of the Issuer

Item 5 of the Amended Statement is hereby amended and restated to read as follows:

(a)-(b) As of December 19, 2025, the aggregate number of shares of Common Stock and percentage of the outstanding Common Stock of the Issuer beneficially owned (i) by each of the Reporting Persons, and (ii) to the knowledge of the Reporting Persons, by each other person who may be deemed to be a member of a group, is as follows:

Reporting Person	Aggregate Number of Shares	Number of Shares: Sole Power to Vote or Dispose	Number of Shares: Shared Power to Vote or Dispose	Approximate Percentage*

Robotti (1)(2)(3)(4)(6)(7)	3,528,347	13,000	3,515,347	4.89%
ROBT (1)(3)(4)	3,515,347	0	3,515,347	4.89%
Robotti Advisors (1)(3)(6)(7)	3,502,093	0	3,502,093	4.87%
Robotti Securities (1)(4)	13,254	0	13,254	**
Suzanne Robotti (1)(5)	13,000	13,000	0	**
RMC (1)(6)(7)	2,580,649	0	2,580,649	3.59%
RIC (1)(6)	1,497,508	0	1,497,508	2.08%
RI (1)(7)	1,083,141	0	1,083,141	1.51%

* Based on the aggregate of (i) 71,944,499 shares of Common Stock, Par Value $.10 per share, outstanding as of October 24, 2025, as disclosed in the Issuer's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on October 30, 2025.

** Less than 1%

(1) Each of the Reporting Persons disclaims beneficial ownership of the securities held by any other Reporting Person except to the extent of such Reporting Person's pecuniary interest therein, if any.

(2) Mr. Robotti has the sole power to vote or direct the vote, and the sole power to dispose or direct the disposition, of 13,000 shares of Common Stock directly beneficially held by him personally.

(3) Each of Mr. Robotti and ROBT share with Robotti Advisors the power to vote or direct the vote, and to dispose or direct the disposition, of 3,502,093 shares of Common Stock directly beneficially owned by the advisory clients of Robotti Advisors.

(4) Each of Mr. Robotti and ROBT share with Robotti Securities the power to vote or direct the vote, and to dispose or direct the disposition, of 13,254 shares of Common Stock directly beneficially owned by Robotti Securities and the discretionary customers of Robotti Securities.

(5) Mrs. Suzanne Robotti has the power to vote or direct the vote, and to dispose or direct the disposition, of 13,000 shares of Common Stock directly beneficially held by her personally.

(6) Each of Mr. Robotti, ROBT, Robotti Advisors and RMC share with RIC the power to vote or direct the vote, and to dispose or direct the disposition, of 1,497,508 shares of Common Stock directly beneficially owned by RIC.

(7) Each of Mr. Robotti, ROBT, Robotti Advisors and RMC share with RI the power to vote or direct the vote, and to dispose or direct the disposition, of 1,083,141 shares of Common Stock directly beneficially owned by RIC.

(c) The table below lists all the transactions in the Issuer's Common Stock effected during the sixty days prior to the event requiring the filing of this Statement.  All transactions were made in the open market and do not reflect commissions or other expenses.

Transactions in Shares*

Party	Date of Purchase/ Sale	Number of Shares of the Common Stock	Buy/ Sell	Weighted Average Price	Price Range**
Robotti Advisor's Advisory Clients	11/10/2025	470	Sell	$9.27060	$9.2706-$9.2706
RIC	11/25/2025	36,000	Sell	$9.01300	$8.9536-$9.05
RI	11/25/2025	24,000	Sell	$9.01300	$8.9536-$9.05
RIC	11/26/2025	48,000	Sell	$8.83640	$8.795-$8.92
RI	11/26/2025	32,000	Sell	$8.83640	$8.795-$8.92
RIC	11/28/2025	27,000	Sell	$8.93230	$8.90-$8.97
RI	11/28/2025	18,000	Sell	$8.93230	$8.90-$8.97
RIC	12/1/2025	102,955	Sell	$9.11640	$9.01-$9.26
RI	12/1/2025	17,045	Sell	$9.11640	$9.01-$9.26
RIC	12/2/2025	128,693	Sell	$9.60120	$9.40-$9.885
RI	12/2/2025	21,307	Sell	$9.60120	$9.40-$9.885
RIC	12/3/2025	85,796	Sell	$9.60490	$9.48-$9.6851
RI	12/3/2025	14,204	Sell	$9.60490	$9.48-$9.6851
RIC	12/4/2025	60,057	Sell	$9.16110	$9.05-$9.29
RI	12/4/2025	9,943	Sell	$9.16110	$9.05-$9.29
Robotti Advisor's Advisory Clients	12/19/2025	2,640	Sell	$8.71720	$8.7101-$8.74
Robotti Advisor's Advisory Clients	12/19/2025	1,750	Sell	$8.71170	$8.66-$8.825
RIC	12/19/2025	50,472	Sell	$8.71170	$8.66-$8.825
RI	12/19/2025	33,648	Sell	$8.71170	$8.66-$8.825

*During the sixty days prior to the date set forth on the cover page, one or more accounts held by discretionary customers of Robotti Securities terminated discretionary authority of 1,400 shares of the Common Stock.

**The Reporting Persons undertake to provide upon request by the Commission staff full information regarding the number of shares sold at each separate price.

(d) Robotti Advisors' advisory clients and Robotti Securities’ discretionary customers have the right to receive and the power to direct the receipt of dividends from, and the proceeds from the sale of, the Common Stock owned by them.  Except as set forth in the immediately preceding sentence, no person other than the Reporting Persons is known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares of Common Stock beneficially owned by the Reporting Persons.  No advisory client or discretionary customer is known to any Reporting Person to have, and except as otherwise set forth herein no Reporting Person has, the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than five percent of the Issuer's Common Stock.

(e) The Reporting Persons cease to be the beneficial owner of more than five percent of the class of securities on December 19, 2025.